Exhibit 1

JOINT FILING AGREEMENT

This joint filing agreement (this “Agreement”) is made and entered into as of February 9, 2024, by and among SR One Capital Fund I Aggregator, LP, SR One Capital Partners I, LP, SR One Capital Management, LLC, SR One Co-Invest I, LLC, SR One Co-Invest I Manager, LLC, and Simeon George.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, Form 4, Form 5 or Schedule 13D or Schedule 13G, and any and all amendments thereto and any other document relating thereto with respect to the beneficial ownership by each of the undersigned of the shares of common stock of eFFECTOR Therapeutics, Inc. (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SR ONE CAPITAL FUND I
AGGREGATOR, L.P.

By: SR One Capital Partners I, LP, its General Partner
By: SR One Capital Management, LLC, its General Partner

By:	/s/ Sasha Keough
Name: Sasha Keough Title: Attorney-in-Fact SR ONE CAPITAL PARTNERS I, LP By: SR One Capital Management, LLC, its General Partner

By:	/s/ Sasha Keough
Name: Sasha Keough
Title: Attorney-in-Fact
SR ONE CO-INVEST I, L.P. By: SR One Co-Invest I Manager, LLC, its Managing Member By: SR One Capital Management, LLC, its Managing Member

By:	/s/ Sasha Keough
Name: Sasha Keough Title: Attorney-in-Fact

SR ONE CO-INVEST I MANAGER, LLC

By: SR One Capital Management, LLC, its Managing Member

By:	/s/ Sasha Keough
Name: Sasha Keough
Title: Attorney-in-Fact

SR ONE CAPITAL MANAGEMENT, LLC

By:	/s/ Sasha Keough
Name: Sasha Keough
Title: Attorney-in-Fact

*
Simeon George

*/s/ Sasha Keough
Sasha Keough
As attorney-in-fact

This Joint Filing Agreement was executed by Sasha Keough on behalf of the entities and individual listed above pursuant to a Limited Power of Attorney, a copy of which is attached as Exhibit 2 hereto.